                                IMAX CORPORATION

                                  Exhibit 32.3

                                 CERTIFICATIONS

                PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT
                OF 2002 (SUBSECTIONS (A) AND (B) OF SECTION 1350,
                  CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

      Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, Francis
T. Joyce, Chief Financial Officer of IMAX Corporation, a Canadian corporation (the "Company"), hereby certify, to my knowledge, that:

      The Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003 (the "Form 10-K/A") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 13, 2004                          "Francis T. Joyce"
                                       -----------------------------------------
                                       Francis T. Joyce
                                       Chief Financial Officer